Exhibit 10.1

EXECUTION COPY

CONSENT AND AMENDMENT TO FIFTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

CONSENT AND AMENDMENT TO FIFTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT, dated as of March 31, 2020 (this “Agreement”), among Lippert Components, Inc., a Delaware corporation (the “Issuer”), LCI Industries, a Delaware corporation (f/k/a Drew Industries Incorporated) (the “Parent” and, together with the Issuer, collectively, the “Obligors”), PGIM, Inc. (“Prudential”), and each of the purchasers of Series B Notes (as defined below) named on the Purchaser Schedule thereto (collectively, the “Noteholders”) party hereto.

WITNESSETH:

WHEREAS, the Obligors, Prudential and the Noteholders are parties to that certain Fifth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of November 11, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which, inter alia, the Issuer issued to the Noteholders $50,000,000 aggregate principal amount of its 3.80% Series B Senior Notes due March 29, 2022 (the “Series B Notes”) and authorized the issuance of additional senior promissory notes from time to time (the “Shelf Notes”, together with the Series B Notes, collectively, the “Notes”) as therein provided;

WHEREAS, following the Obligors’ entry into the Note Purchase Agreement, the Obligors and certain of their Subsidiaries took the following actions during the fourth fiscal quarter of 2019: (i) the Issuer incorporated LCI Holding B.V., a Netherlands company (“LCI Holding B.V.”), on December 13, 2019 and the Dissolving Subsidiary (as defined below) contributed certain assets to LCI Holding B.V. on December 31, 2019, including all of the equity of LCI Industries B.V., a Netherlands company, (ii) the Issuer acquired Curt Acquisition Holdings, Inc., a Delaware corporation (“CAH”), and its Subsidiary, Curt Manufacturing, LLC, a Delaware limited liability company (together with CAH, each a “Curt Entity”, and collectively, the “Curt Entities”), on December 19, 2019, and (iii) LCI Industries C.V., a Netherlands company and Subsidiary Guarantor (the “Dissolving Subsidiary”), was dissolved on December 31, 2019;

WHEREAS, the Obligors have requested that the Noteholders (i) confirm their consent to the extension that was requested by the Obligors to extend the deadline to comply with the requirements of paragraph 5K of the Note Purchase Agreement with respect to LCI Holding B.V. until March 31, 2020, (ii) confirm their consent to (a) the 30-day extension that was requested by the Obligors and granted via e-mail by Prudential and the Noteholders, in each case on January 17, 2020, to extend the deadline to comply with the requirements of paragraph 5K of the Note Purchase Agreement with respect to the Curt Entities until February 16, 2020, (b) the additional 12-day extension that was requested by the Obligors and granted via e-mail by Prudential and the Noteholders, in each case on February 13, 2020, extending such deadline through February 28, 2020, (c)
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the additional 14-day extension that was requested by the Obligors and granted via e- mail by Prudential and the Noteholders, in each case on February 28, 2020, extending such deadline through March 13, 2020, and (d) the additional 18-day extension that was requested by the Obligors and granted via e-mail by Prudential and the Noteholders, in each case on March 12, 2020, extending such deadline through March 31, 2020 (the extensions provided pursuant to clauses (a) through (d) above, collectively, the “Curt Extension”), (iii) provide written consent to the release of the Dissolving Subsidiary from its obligations as a Subsidiary Guarantor under the Note Purchase Agreement, the Subsidiary Guaranty and the other Transaction Documents, and (iv) amend certain terms and provisions of the Note Purchase Agreement as more fully set forth herein; and

WHEREAS, subject to the terms and conditions hereinafter set forth, the Noteholders party hereto are willing to provide such consents and amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement.

ARTICLE II

[Reserved.]

ARTICLE III

Consents

Section 3.1  Extension of Time for Compliance with Paragraph 5K by Curt Entities. Notwithstanding anything in paragraph 5K of the Note Purchase Agreement to the contrary, but subject to the satisfaction of the conditions set forth in Article V of this Agreement, the Noteholders hereby confirm their consent to the Curt Extension and acknowledge that no Default or Event of Default has occurred or is continuing as a result of the failure of the Obligors to timely comply with the requirements of paragraph 5K of the Note Purchase Agreement with respect to the Curt Entities.

Section 3.2  Release of Dissolving Subsidiary. Notwithstanding anything in the Note Purchase Agreement to the contrary, effective as of the Effective Date, the Noteholders hereby consent to the release of the Dissolving Subsidiary from its
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obligations arising under, in connection with, or related to, the Note Purchase Agreement, the Subsidiary Guaranty and the other Transaction Documents without any further action on the part of any Noteholder or any Credit Party. The parties hereto acknowledge and agree that as of the Effective Date, each of the Subsidiary Guarantors listed on Schedule A hereto shall be and remain irrevocably, unconditionally and absolutely jointly and severally liable for the Obligations (as defined in the Subsidiary Guaranty).

ARTICLE IV

Amendments

Subject to the satisfaction of the conditions set forth in Article V hereof, the Note Purchase Agreement is hereby amended as follows:

Section 4.1  Guaranty of LCI Holding B.V. Paragraph 5 of the Note Purchase Agreement is hereby amended, effective as of December 13, 2019, to insert the following new paragraph 5N at the end thereof to read as follows:

“5N. LCI Holding B.V. Guaranty and Security Documents. Notwithstanding the requirement of paragraph 5K requiring that any New Subsidiary comply with the requirements set forth in paragraph 5K within 30 days of the formation or acquisition of such New Subsidiary, the Obligors shall, on or before March 31, 2020, (i) cause LCI Holding B.V., a Netherlands company (“LCI Holding B.V.”) to become a Subsidiary Guarantor pursuant to an instrument in form, scope, and substance satisfactory to the Required Holders, (ii) deliver or cause to be delivered, or assigned or pledged, to the Notes Collateral Agent under the Pledge Agreement, the certificates or other evidence representing sixty-five percent (65%) of the outstanding Equity Interests of LCI Holding B.V. (unless any additional such Equity Interests have been delivered or pledged to secure the obligations under or in respect of the Bank Credit Agreement), together with appropriate instruments of transfer (if any) required under the Pledge Agreement, and (iii) deliver or cause to be delivered all such instruments and documents (including a legal opinion and lien searches) as the Required Holders shall reasonably request to evidence compliance with paragraph 5K and this paragraph 5N.”

Section 4.2  Other Terms. Paragraph 10B of the Note Purchase Agreement is hereby amended by adding the following new term thereto in appropriate alphabetical order:

“LCI Holding B.V.” shall have the meaning specified in paragraph 5N.

ARTICLE V

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Conditions To Effectiveness

This Agreement shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied (provided that the amendments in Article IV hereof shall become effective as of December 13, 2019 upon the occurrence of the Effective Date).

SECTION 5.1  Execution of Agreement. Prudential and the Noteholders shall have received counterparts of this Agreement duly executed and delivered on behalf of the Obligors, the other Credit Parties, Prudential and the Required Holders.

SECTION 5.2  Joinder to Subsidiary Guaranty. Prudential and the Noteholders shall have received a Subsidiary Joinder to the Subsidiary Guaranty, dated the date hereof and duly executed and delivered by LCI Holding B.V. and the Curt Entities.

SECTION 5.3  Supplement to Subordination Agreement. Prudential and the Noteholders shall have received a Supplement to Second Amended and Restated Subordination Agreement, dated the date hereof and duly executed and delivered by LCI Holding B.V., the Curt Entities, Prudential and the Noteholders.

SECTION 5.4  Supplement and Amendment to Pledge Agreement. Prudential and the Noteholders shall have received a Supplement and Amendment to Second Amended and Restated Pledge and Security Agreement, dated the date hereof and duly executed and delivered by the Curt Entities, the other pledgors party thereto, the Notes Collateral Agent, Prudential and the Noteholders.

SECTION 5.5  Constitutive and Authorizing Documents. Prudential and the Noteholders shall have received from each of the Credit Parties, LCI Holding B.V. and each Curt Entity a certificate attaching copies of such entity’s constitutive documents as in effect on the date hereof as well as good standing certificates dated as of a recent date and authorizing resolutions, and certifying as to the incumbency of the Persons authorized to sign on behalf of such entity as well as such other matters as Prudential or the Noteholders may reasonably request.

SECTION 5.6  Equity Interests and Instruments of Transfer. The Obligors shall have delivered to the Notes Collateral Agent certificates or other evidence of (i) Equity Interests representing sixty-five percent (65%) of the outstanding Equity Interests of LCI Holding B.V., and (ii) Equity Interests representing one hundred percent (100%) of the outstanding Equity Interests of each of the Curt Entities, HaulGage, Inc. and The Hitch Store, LLC, along with undated stock powers or other instruments of transfer executed in blank.

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SECTION 5.7  Legal Opinions. Prudential and the Noteholders shall have received a favorable opinion from each of (a) Faegre Drinker Biddle & Reath LLP, special United States, New York and Delaware counsel to the Credit Parties, and (b) Koster Advocaten N.V., special Dutch counsel to the Credit Parties.

SECTION 5.8  Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Credit Parties and their Subsidiaries shall be satisfactory in form and substance to Prudential, the Noteholders and their legal counsel. In addition, Prudential, the Noteholders and their counsel shall have received all information, approvals, documents or instruments as Prudential, the Noteholders or their counsel may reasonably request.

SECTION 5.9  Representations and Warranties. The representations and warranties contained in Article VI hereof shall be true and accurate as of the Effective Date.

SECTION 5.10  Counsel Fees. The Obligors shall have paid all outstanding costs, expenses and fees of Prudential and the Noteholders (including reasonable attorneys’ fees and expenses of Akin Gump Strauss Hauer & Feld LLP) incurred in connection with the documentation of this Agreement and the documents related thereto.

ARTICLE VI

Representations and Warranties

Each Obligor represents and warrants to Prudential and the Noteholders that:

SECTION 6.1  Representations and Warranties; No Default or Event of Default. The representations and warranties herein and in paragraph 8 of the Note Purchase Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Effective Date after giving effect to this Agreement or would result from this Agreement becoming effective in accordance with its terms.

SECTION 6.2  Organization; Power and Authority. Such Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where
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the failure to be licensed or qualified would not reasonably be expected to have a Material Adverse Effect. Such Obligor has the necessary corporate power and authority to execute and deliver this Agreement and to perform the provisions hereof.

SECTION 6.3  Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of such Obligor, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 6.4  Compliance with Laws, Other Instruments, Etc. The execution and delivery of this Agreement, and the performance by the Obligors of this Agreement and the Note Purchase Agreement, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or
(c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

SECTION 6.5  Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery of this Agreement, or the performance of this Agreement or the Note Purchase Agreement, by either Obligor.

SECTION 6.6  Corporate Organization. Schedule B contains a complete and correct list of the Parent’s Subsidiaries as of the date of this Agreement (other than any real estate holding limited liability companies which are treated as disregarded entities for federal income tax purposes and not as separate taxable entities) showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary (if not 100%).

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ARTICLE VII

Release

Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Noteholder (or any of their respective Affiliates, directors, officers, employees, agents, attorneys or consultants or any of the foregoing) in connection with the Transaction Documents and (b) each Noteholder has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties, and all of their Subsidiaries and Affiliates, under the Note Purchase Agreement and the other Transaction Documents. Notwithstanding the foregoing, the Noteholders wish (and the Credit Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Noteholders’ rights, interests, security and/or remedies under the Note Purchase Agreement and the other Transaction Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, each of the Credit Parties (in each case, for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge each Noteholder and each of their respective Affiliates, directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”) from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Effective Date directly arising out of, connected with or related to this Agreement, the Note Purchase Agreement or any other Transaction Document, or any act, event or transaction related or attendant thereto, or the agreements of any Noteholder contained therein.

ARTICLE VIII

Confirmation and Reaffirmation

SECTION 8.1  Reaffirmation of Subsidiary Guaranty. Each Subsidiary Guarantor hereby (a) acknowledges and reaffirms all obligations owing by it to the Noteholders under the Subsidiary Guaranty (and any joinder agreement executed in connection therewith), (b) acknowledges and confirms that, except with respect to the consents and amendments explicitly set forth in this Agreement, none of the Transaction Documents to which it is a party shall be impaired or otherwise affected by the execution of this Agreement or any other document or instrument delivered in connection herewith,
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(c) acknowledges that such Subsidiary Guaranty continues in full force and effect in respect of, and to secure, the obligations under the Note Purchase Agreement, the Notes and the other Transaction Documents and (d) ratifies and confirms its consent to any previous amendments of the Note Purchase Agreement and any previous waivers granted with respect to the Note Purchase Agreement. Although each of the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the Subsidiary Guarantors understands that the Noteholders shall have no obligation to inform the Subsidiary Guarantors of such matters in the future or to seek the Subsidiary Guarantors’ acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.

SECTION 8.2  Reaffirmation of Parent Guaranty. The Parent hereby (a) acknowledges and reaffirms all obligations owing by it to the Noteholders under the Parent Guaranty, (b) acknowledges and confirms that, except with respect to the consents and amendments explicitly set forth in this Agreement, none of the Transaction Documents to which it is a party shall be impaired or otherwise affected by the execution of this Agreement or any other document or instrument delivered in connection herewith, (c) acknowledges that such Parent Guaranty continues in full force and effect in respect of, and to secure, the obligations under the Note Purchase Agreement, the Notes and the other Transaction Documents and (d) ratifies and confirms its consent to any previous amendments of the Note Purchase Agreement and any previous waivers granted with respect to the Note Purchase Agreement.

ARTICLE IX

Miscellaneous

SECTION 9.1  Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 9.2  Transaction Document. This Agreement is a Transaction Document. The consents set forth in Article III and the amendments set forth in Article IV shall be limited precisely as provided for herein and, except as expressly provided in Articles III and IV hereof, shall not be deemed to be a waiver of any Default or Event of Default that may hereafter occur or heretofore have occurred and be continuing or otherwise constitute a waiver of, amendment of, consent to or modification of any other term or provision of the Note Purchase Agreement or of any term or provision of any other Transaction Document or of any transaction or future action on the part of either Obligor or any other Credit Party which would require the consent of Prudential or any of the Noteholders under the Note Purchase Agreement or any other Transaction Document. Except as expressly consented to or amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Note Purchase Agreement and each other
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Transaction Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 9.3  Counterparts. This Agreement may be executed by the parties, hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.4  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9.5  Costs and Expenses. The Issuer agrees to pay all reasonable costs and expenses of Prudential and the Noteholders (including the reasonable fees and out-of-pocket expenses of their legal counsel) that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 9.6  GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ISSUER:

LIPPERT COMPONENTS, INC.

By: /s/ Brian M. Hall
Name:  Brian M. Hall
Title:  Chief Financial Officer

PARENT:

LCI INDUSTRIES

By: /s/ Brian M. Hall
Name:  Brian M. Hall
Title:  Chief Financial Officer

Signature Page to Consent and Amendment to Fifth A&R Note Purchase and Private Shelf Agreement - LCI

SUBSIDIARY GUARANTORS:

LIPPERT COMPONENTS MANUFACTURING, INC. INNOVATIVE DESIGN SOLUTIONS, INC.
LCI SERVICE CORP. TAYLOR MADE GROUP,LLC

By: /s/ Brian M. Hall
Name:  Brian M. Hall
Title:  Chief Financial Officer

LCI INDUSTRIES B.V.

By: /s/ Brian M. Hall
Name:  Brian M. Hall
Title:  Director

LCI INDUSTRIES PTE. LTD.

By: /s/ Brian M. Hall
Name:  Brian M. Hall
Title:  Director
Signature Page to Consent and Amendment to Fifth A&R Note Purchase and Private Shelf Agreement - LCI

PRUDENTIAL AND NOTEHOLDERS: PGIM,INC.

By: /s/ David Quackenbush
Name:  David Quackenbush Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ David Quackenbush
Name:  David Quackenbush Title:  Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc.
(as Investment Manager)

By: /s/ David Quackenbush
Name: David Quackenbush
Title: Vice President

FARMERS INSURANCE EXCHANGE MID CENTURY INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ David Quackenbush
Name: David Quackenbush
Title: Vice President

Signature Page to Consent and Amendment to Fifth A&R Note Purchase and Private Shelf Agreement - LCI

SCHEDULE A

SUBSIDIARY GUARANTORS AFTER THE EFFECTIVE DATE

1.Lippert Components Manufacturing, Inc.
2.Innovative Design Solutions, Inc.
3.LCI Service Corp.
4.Taylor Made Group, LLC
5.LCI Industries B.V.
6.LCI Industries Pte. Ltd.
7.LCI Holding B.V.
8.Curt Acquisition Holdings, Inc.
9.Curt Manufacturing, LLC

SCHEDULE B ORGANIZATIONAL CHART